Exhibit 10.38

RESOLUTION

OF THE

PENSION COMMITTEE

OF

ACE LIMITED

WHEREAS, the ACE Limited Pension Committee (“Pension Committee”) has been delegated the authority to amend, with certain exceptions, the ACE Limited retirement plans; and

WHEREAS, the Pension Committee has established a new retirement plan, the ACE Bermuda Employee Retirement Plan (“ABERP”), exclusively for employees who are not United States taxpayers; and

WHEREAS, the ABERP will be amended to remove limits imposed by the U.S. Internal Revenue Code, so that non-U.S. taxpayers will participate in the ABERP in lieu of any participation in: the ACE Limited Supplemental Retirement Plan and the ACE Limited Elective Deferred Compensation Plan (“Nonqualified Plans”); and

WHEREAS, it is the intention of the Pension Committee to exclude participation by non-U.S. taxpayer participants from the Nonqualified Plans on and after the effective date of the above-referenced ABERP amendment.

NOW THEREFORE BE IT

RESOLVED, that the Nonqualified Plans are amended as follows:

1.	First Amendment to the ACE Limited Supplemental Retirement Plan

The following sentence is added at the end of Section 2.1 which reads:

“Notwithstanding the foregoing, effective August 9, 2007, employees who are not U.S.-taxpayers (except for those who have chosen to participate in the U.S. tax-qualified plan sponsored by ACE Limited) shall not be eligible to participate in the Plan.”

2.	First Amendment to the ACE Limited Elective Deferred Compensation Plan

The following sentence is added at the end of the definition of “Eligible Employee” in Article I, which reads:

“However, effective August 9, 2007, any employee who is not a U.S.-taxpayer (except if he or she has chosen to participate in the U.S. tax-qualified plan sponsored by ACE Limited) shall no longer be an Eligible Employee.”

AND BE IT FURTHER

RESOLVED, that the effective date of the aforementioned ABERP is August 9, 2007 and that all administrative actions necessary to establish this nonqualified version of the ABERP are hereby authorized.